      As filed with the Securities and Exchange Commission on May 11, 2004

                                                       Registration  No. 333-___
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ADVO, INC.
                ------------------------------------------------
               (Exact name of issuer as specified in its charter)

                 DELAWARE                               06-0885252
     ---------------------------------             --------------------
      (State or other jurisdiction                    (IRS Employer
    of incorporation or organization)               Identification No.)

                ONE TARGETING CENTRE, WINDSOR, CONNECTICUT 06095
                ------------------------------------------------
                    (Address of Principal Executive Offices)

                ADVO, INC. 401(k) SAVINGS PLAN (PLAN NUMBER 004)
                ------------------------------------------------
                            (Full title of the plan)

                                STEPHEN L. PALMER
                               CORPORATE SECRETARY
                ONE TARGETING CENTRE, WINDSOR, CONNECTICUT 06095
             ------------------------------------------------------
                     (Name and address of agent for service)

                                 (860) 285-6100
           ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of securities       Amount to be             Proposed maximum            Proposed maximum             Amount of
 to be registered        registered (1)      offering price per share (2)  aggregate offering price     registration fee
-------------------     ---------------      ------------------------      -------------------------    ----------------
Common Stock, par        50,000 shares               $31.64                    $1,581,750                   $200.41
value $.01 per share

(1) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ADVO, Inc. 401(k) Savings Plan (Plan Number 004) (the "Plan") described herein and, pursuant to Rule 416(b), also covers an indeterminate number of additional shares of Common Stock that may be offered or issued pursuant to such plan as a result of stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of shares of Common Stock on May 10, 2004, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. - INCORPORATION OF DOCUMENTS BY REFERENCE

         ADVO, Inc. (the "Company") and the Plan hereby incorporate herein by reference the following documents filed by the Company with the Securities and Exchange Commission ("SEC"):

(a) The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2003, filed pursuant to Sections 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarter ended December 27, 2003 and March 27, 2004;

(c) The Company's Current Reports on Form 8-K dated April 15, 2004 March 25, 2004, January 23, 2004, November 6, 2003 and October 16, 2003; and

(d) The description of the Company's Common Stock contained in its registration statement on Form 10 filed with the SEC on September 15, 1986 under the Exchange Act, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

         All documents subsequently filed by the Company or the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, which indicate that all securities offered by this Registration Statement have been sold or which deregister all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the SEC until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement.

ITEM 4. - DESCRIPTION OF SECURITIES

         This item is not applicable to the securities to be registered hereby.

ITEM 5. - INTERESTS OF NAMED EXPERTS AND COUNSEL

         Stephen L. Palmer, a partner of Kirkpatrick & Lockhart LLP, serves as Secretary of the Company.

ITEM 6. - INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify its directors, officers and certain other persons (each, an "Indemnified Party") to the extent set forth therein. The Company intends to provide to its Indemnified Parties the maximum indemnification and protection permitted by applicable law.

         In addition, the Company's Restated Certificate of Incorporation, as amended, and its Restated Bylaws empower the Company to indemnify its Indemnified Parties against liabilities, costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by any such person, subject to specified standards and conditions. Furthermore, the Company may advance expenses to an Indemnified Party provided that such person specifically undertakes to repay such advanced amounts if it is ultimately determined that such person is not entitled to indemnification. In addition, the Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of the Company's directors will be personally liable for monetary damages for breach of fiduciary duty as a director.

         The Company also intends to maintain insurance on behalf of its directors and officers to provide protection against certain liabilities, including liabilities for which the Company may not have the power to indemnify pursuant to Section 145.

ITEM 7. - EXEMPTION FROM REGISTRATION CLAIMED

         This item is not applicable to the securities to be registered hereby.

ITEM 8. - EXHIBITS

         The following is a list of Exhibits included as part of this Registration Statement. The Company hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code of 1986, as amended.

Exhibit No.                                 Description
-----------                                 -----------
4(a)                ADVO, Inc. 401(k) Savings Plan (Plan Number 004).                 Filed herewith.

4(b)                Amended and Restated Stockholder Protection                       Incorporated by reference to Exhibit
                    Rights Agreement, dated as of February 10,                        4(a) of the Company's Form 8-K
                    2003, between the Company and Mellon                              dated November 25, 2002.
                    Investor Services LLC, as Rights Agent,
                    including Exhibit A and Exhibit B.

5                   Opinion of Kirkpatrick & Lockhart LLP as to                       Filed herewith.
                    the legality of the securities being registered.

23(a)               Consent of Ernst & Young LLP, Independent                         Filed herewith.
                    Auditors.

23(b)               Consent of Kirkpatrick & Lockhart LLP                             Filed herewith.
                    (included in the opinion filed as Exhibit 5 to
                    this Registration Statement).

24                  Power of Attorney.                                               (See Signature Page).

ITEM 9. -UNDERTAKINGS

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on May 10, 2004.

                                        ADVO, INC.

                                        By: /s/ GARY M. MULLOY
                                           ------------------
                                           Gary M. Mulloy
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints John D. Speridakos, his/her true and lawful attorney to execute on behalf of the undersigned any and all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each of the undersigned hereby ratifies and confirms all that such attorney may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                         Title                                    Date
     ---------                                         -----                                    ----
/s/ GARY M. MULLOY                        Chairman, Chief Executive Officer                May 10, 2004
-----------------------------             and Director (Principal Executive Officer)
 Gary M. Mulloy

/s/ DONALD E. MCCOMBS                     Executive Vice President - President,            May 10, 2004
-------------------------                 Operations Group and Acting Chief Financial
Donald E. McCombs                         Officer (Principal Financial Officer)


/s/ JOHN D. SPERIDAKOS                    Vice President and Controller (Principal         May 10, 2004
----------------------------              Accounting Officer)
John D. Speridakos

/s/ TODD BROWN                            Director                                         May 10, 2004
-----------------------------------
Todd Brown

/s/ DAVID F. DYER                         Director                                         May 10, 2004
------------------------------------
David F. Dyer

/s/ BOBBIE GAUNT                          Director                                         May 10, 2004
----------------------------------
Bobbie Gaunt

/s/ KAREN KAPLAN                          Director                                         May 10, 2004
-------------------------------
Karen Kaplan

/s/ JOHN J. MAHONEY                       Director                                         May 10, 2004
------------------------------
John J. Mahoney

/s/ HOWARD H. NEWMAN                      Director                                         May 10, 2004
---------------------------
Howard H. Newman

         Pursuant to the requirements of the Securities Act, the Plan Administrator of the ADVO, Inc. 401(k) Savings Plan (Plan Number 004) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut on May 10, 2004.

                                ADVO, INC. 401(K) SAVINGS PLAN (PLAN NUMBER 004)

                                By: ADVO, INC.

                                By: /s/ JOHN D. SPERIDAKOS
                                ------------------------------------
                                Name: John D. Speridakos
                                Title: Vice President and Controller

                                  EXHIBIT INDEX

                                                                           Incorporation by
Exhibit No.                    Description                                     Reference
-----------                    -----------                                     ---------
4(a)          ADVO, Inc. 401(k) Savings Plan (Plan Number           Filed herewith.
              004).

4(b)          Amended and Restated Stockholder                      Incorporated by reference to Exhibit
              Protection Rights Agreement, dated as of              4(a)of the Company's Form 8-K
              February 10,  2003, between the Company               dated November 25, 2002.
              and Mellon Investor Services LLC, as
              Rights Agent, including Exhibit A and
              Exhibit B.

5             Opinion of Kirkpatrick & Lockhart LLP as              Filed herewith.
              to the legality of the securities being
              registered.

23(a)         Consent of Ernst & Young LLP,                         Filed herewith.
              Independent Auditors.

23(b)         Consent of Kirkpatrick & Lockhart LLP                 Filed herewith.
              (included in the opinion filed as Exhibit 5 to
              this Registration Statement).

24            Power of Attorney.                                    (See Signature Page).